Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our reports dated February 20, 2025, with respect to the consolidated financial statements of Ryerson Holding Corporation as of and for the year ended December 31, 2024 included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

May 6, 2026